10 A

DEBT ASSIGNMENT AGREEMENT

THIS AGREEMENT is dated for reference and for effect as of August 17, 2009,

BETWEEN: **Gareste Limitada,** a company having an office at 280 Van Buren, Copiapo, Chile

(hereinafter called the "Assignor")

OF THE FIRST PART

AND: **Harold Gardner** an individual of 3040 N. Campbell Avenue, Suite 110, Tucson, AZ

(hereinafter called the "Gardner")

OF THE SECOND PART

AND: **Zoro Mining Corp.,** a company having an office at 3040 N. Campbell Avenue, Suite 110, Tucson, AZ

(hereinafter called the "Debtor", or the "Company")

OF THE THIRD PART

WHEREAS:

A. The Assignor is owed US$918,408 in debt owed by the Debtor for various advances, promissory notes, services, and third party payments provided by the Assignor to the Debtor and for accrued interest on unpaid amounts thereupon, in the aggregate of US$918,408 (the "Debt") that form the amounts to be assigned under this Agreement;

B. The Company agrees that that the Debt is owed to the Assignor in amounts set out above and as at as at August 15, 2009, the Assignor is owed an aggregate of US$918,408 inclusive of the Debt.

C. The Assignor wishes to now assign the Debt to Gardner as consideration for past business arrangements and for future business relations that will be of direct benefit to the parties hereto, and for other such good and valuable consideration the receipt and adequacy of which is not in question;

D. The Company has agreed to the assignment of the Debt by the Assignor to Gardner;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the amount of USD$10 (ten dollars) and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Assignor and Gardner and the Company agree to assign the Debt as follows:

A. Assignment of the Debt

1) Assignor agrees to assign US$918,408 Debt to Gardner, and the Company agrees to recognize, account for, facilitate, and execute such assignment.

Total assignments: US$918,408

B. GENERAL PROVISIONS

1) Time shall be of the essence in this Agreement.

2) This Agreement contains the whole agreement between the Gardner, the Assignor, and the Company, with respect to the assignment contemplated hereby to and there are no warranties, representations, terms and conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

3) This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

4) This Agreement shall be construed in accordance with the laws of the State of Nevada, USA. All references to sums of money shall be deemed to refer to the legal tender of the United States.

5) The closing date to complete the assignments contemplated hereunder shall be as effective the date of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ZORO MINING CORP.
By:

[signature]
Andrew Brodkey, President, Director

Gareste Limitada
By:

[signature]

Name: Harold W Gardner

Position: Associate Partner

HAROLD GARDNER

[signature]